Exhibit 23.2(a)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated February 18, 2000 relating to the December 31, 1999 consolidated financial statements of Jones Intercable, Inc., which report is included as an exhibit in the Comcast Cable Communications, Inc. Form 10-K for the year ended December 31, 2000.


/s/ Arthur Andersen LLP
Denver, Colorado
   March 15, 2001


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                                                                 Exhibit 23.2(b)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated February 18, 2000 relating to the December 31, 1999 consolidated financial statements of Jones Intercable, Inc., included as an exhibit in this Form 10-K, into the Company's previously filed S-3 Registration Statement File No. 333-46736.




/s/ Arthur Andersen LLP
Denver, Colorado
   March 15, 2001